UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2007

POPE & TALBOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7852	94-0777139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 S.W. First Avenue, Suite 200 Portland, Oregon	97201
(Address of principal executive offices)	(Zip Code)

(503) 228-9161

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 16, 2007, Pope & Talbot, Inc. (the “Company”) and its wholly-owned Canadian subsidiary, Pope & Talbot Ltd., entered into a Second Amended Forbearance Agreement (the “Agreement”) with Ableco Finance LLC, Wells Fargo Financial Corporation Canada and the other lenders under the Company’s senior secured credit agreement.

The Company is in default of the covenant in its senior secured credit agreement that required the Company to generate EBITDA, as defined therein, of at least $30 million for the four-quarter periods ended June 30, 2007 and September 30, 2007 (the “Specified Default”). The Company previously entered into a Forbearance Agreement dated as of July 31, 2007 with Ableco Finance LLC, Wells Fargo Financial Corporation Canada and the other lenders, and an Amended Forbearance Agreement dated as of September 14, 2007 with the same parties (together, the “Previous Agreements”). Under the Previous Agreements, the senior lenders agreed that, until October 15, 2007 or the earlier occurrence of another default, they would forbear from exercising any rights or remedies they may have under the credit agreement arising from the Specified Default, and would permit the Company to continue to borrow under the revolving credit facility subject to all other terms and conditions of the credit agreement.

The Agreement extends until October 26, 2007 the period during which the senior lenders will forbear from exercising remedies with respect to the Specified Default and will permit the Company to continue to borrow under the revolving credit facility. The Agreement requires the Company to continue its efforts to sell all or substantially all of its assets, and further requires the Company to enter into, on or before October 26, 2007, one or more definitive agreements for the sale of either all or substantially all of the Company’s assets, or all or substantially all of the assets of either the Company’s Wood Products division or the Company’s Pulp division. The Agreement contains several other intervening deadlines with respect to information and documents that must be delivered to the lenders, as well as a requirement to reach agreement on the terms of financing for the period after expiration of the lender’s forbearance.

Provisions of the Previous Agreements that reduced the availability under the revolving credit facility, applied the default interest rate to all borrowings under the credit agreement and required daily application of the Company’s cash to repayment of revolving borrowings were unchanged by the Agreement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

4.1	Second Amended Forbearance Agreement dated as of October 16, 2007 between Pope & Talbot, Inc., Pope & Talbot Ltd., Ableco Finance LLC, Wells Fargo Financial Corporation Canada and the other lenders.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on October 18, 2007.

POPE & TALBOT, INC.
Registrant

By	/s/ R. Neil Stuart
Name:	R. Neil Stuart
Title:	Vice President and Chief Financial Officer

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